EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Weststar Financial Services Corporation of our report dated January 16, 2002, appearing in the Annual Report on Form 10-K of Weststar Financial Services Corporation for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP
-------------------------

Hickory, North Carolina
June 21, 2002